Exhibit 2

LOCK-UP AGREEMENT

             , 2017

Keefe, Bruyette & Woods, Inc.

Sander O’Neill & Partner, L.P.

As Representatives of the several

      Underwriters listed in Schedule I to the

      Underwriting Agreement

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas

6th Floor

New York New York 10020

Re:	Luther Burbank Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Luther Burbank Corporation, a California corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the first public filing of the Company’s registration statement on Form S-1 with the Securities and Exchange Commission relating to the Public Offering, and ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequences of ownership of Common Stock or such other securities, or (3) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or arrangement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may transfer shares of the undersigned’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock: (1) as a bona fide gift or gifts; (2) by will or intestacy; (3) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (4) (A) to a member of the undersigned’s immediate family or (B) if such transfer occurs by operation of law, including without limitation, pursuant to a domestic relations order of a court of competent jurisdiction; (5) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above; (6) to the Company in connection with the exercise of stock options or warrants or securities convertible into or exchangeable for Common Stock outstanding on the date of the Prospectus and described in the Prospectus (provided that the Common Stock issued upon such exercise is subject to the restrictions set forth herein); or (7) to the Company in connection with the exchange or surrender of shares of Common Stock in satisfaction or payment of the exercise price of stock options, or to satisfy any tax withholding obligations of the undersigned in respect of options or other share-based awards; provided, however, (A) in case of any such transfer, except for bona fide gifts to charitable organizations pursuant to clause (1), and transfers to the Company pursuant to clauses (6) and (7), it shall be a condition to the transfer that such donee or transferee execute an agreement stating that such donee or transferee is receiving and holding the Common Stock subject to the provisions of this agreement, and (B) any such transfer shall not involve a disposition for value (except for transfers to the Company pursuant to clauses (6) and (7)), and, (C) except for transfers to the Company pursuant to clauses (6) and (7), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). For purposes of this agreement, “immediate family” shall mean the spouse, children, parents, grandchildren or grandparents of the undersigned. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives, on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer in accordance with the provisions of the immediately preceding paragraph, or if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Notwithstanding anything herein to the contrary, this Letter Agreement shall be of no further force or effect and the undersigned shall be released from all obligations under this Letter Agreement if (i) the closing of the Public Offering has not occurred on or prior to 5:00 p.m. New York City time on [        ], 2017, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, either the Representatives, on the one hand, or the Company, on the other hand, notifies the other(s) in writing that it does not intend to proceed with the transactions contemplated by the Underwriting Agreement, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signatures follow]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
[NAME OF SHAREHOLDER]

By:
Name:
Title: